Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Kathleen Stafford (investors)
IntraBiotics Pharmaceuticals, Inc.
(650) 845-6204

Carolyn Baumgartner (media)
Weisscom Partners, Inc.
(415) 362-5018

INTRABIOTICS PHARMACEUTICALS RETAINS LAZARD

PALO ALTO, CA, October 6, 2004 – IntraBiotics Pharmaceuticals, Inc. (Nasdaq: IBPI) today reported that it has retained Lazard to advise the Company in evaluating its strategic options.

The Company previously announced that it is evaluating strategic options to maximize shareholder value, including mergers, acquisitions, in-licensing opportunities, and liquidation of the Company.

IntraBiotics has no long-term debt or other long-term obligations. Based upon currently projected expenses for the second half of 2004, the Company expects to have cash and investments of between approximately $46.0 million and $50.0 million at December 31, 2004.

The foregoing statements regarding anticipated cash and investments at year-end are forward-looking. Actual results could differ materially, depending on a variety of factors, including the following: actual expenses incurred in terminating the clinical trials; fluctuations in headcount; costs associated with pursuing various strategic alternatives, and pending litigation. Moreover, the enumeration of potential strategic alternatives in this release does not mean that the Company will be able to achieve any of them successfully.

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